       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 1997
                                             REGISTRATION NO. 333---------------
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM S-8
                  REGISTRATION UNDER THE SECURITIES ACT OF 1933
                       ----------------------------------

                                PEGASUS GOLD INC.
                                -----------------
             (Exact name of registrant as specified in its charter)

       BRITISH COLUMBIA, CANADA                          NONE
       ------------------------                         ------
       (State or other jurisdiction      (I.R.S. Employer Identification Number)
     of incorporation or organization)


          601 WEST FIRST STREET, SUITE 1500, SPOKANE, WASHINGTON 99204
          ------------------------------------------------------------
           (Address of Principal Executive Offices)        (Zip Code)

                        PEGASUS GOLD INC. 1997 STOCK PLAN
                        ---------------------------------
                              (Full title of plan)

                ROBERT A. LONERGAN, GENERAL COUNSEL AND SECRETARY
                -------------------------------------------------
          601 WEST FIRST STREET, SUITE 1500, SPOKANE, WASHINGTON 99204
          ------------------------------------------------------------
                     (Name and address of agent for service)

                                 (206) 624-8300
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

     ---------------------------------------------------------------------------


                                                                                Proposed
                                                      Proposed maximum          maximum
 Title of                  Amount                     offering                  aggregate                 Amount of
 securities to be          to be                      price                     offering                  registration
 registered                registered(1)              per share(2)              price(2)                  fee
 ----------                -------------              ------------              --------                  ---
 Common shares,            4,000,000                  $6.90625                   $27,625,000              $8,371.21
 without par value

     ---------------------------------------------------------------------------

NOTES:
     1. Represents Common Shares without par value ("Common Shares") being registered under the 1997 Stock Plan ("Plan") of Pegasus Gold Inc. ("Registrant"), together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the Plan as a result of a future stock split, stock dividend or similar adjustment, as permitted by Rule 416.

     2. Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended ("Act"), the price per share is estimated to be $6.90625 based upon the average of the high ($7.00) and low ($6.8125) per share trading prices of Registrant's Common Shares, as quoted on the American Stock Exchange on April 30, 1997.

            PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents are incorporated by reference in the Registration Statement:

          (a) The Registrant's Annual Report of Form 10-K for the year ended December 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

          (c)  The description of the shares of the Common Shares contained in
(i) the Registration Statement on Form S-1 (Registration No. 33-14910); (ii) the Registrant's Form 8-A filed April 13, 1988; and (iii) the Registrant's Form 8-A filed April 29, 1989, including any amendments or reports filed for the purpose of updating such description.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 128 of the Company Act of British Columbia provides in part that:

          (1) A company, with the approval of the court, may indemnify a person who is a director or former director of the company or is a director or former director of a corporation of which the Company is or was a shareholder, and the person's heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by the person, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which the person is made a party because of being or having been a director, including an action brought by the company or corporation, if:

               (a) the person acted honestly and in good faith with a view to the best interests of the corporation of which the person is or was a director; and

               (b) in the case of a criminal or administrative action or proceeding, the person had reasonable grounds for believing that the person's conduct was lawful.

               Part 19 of the Articles of the Registrant provides for the indemnification of an officer or director to the extent provided above. In addition, the Registrant maintains directors' and officers' liability insurance for persons acting in the capacity of officers and directors of the Registrant and its subsidiaries.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

     Exhibit
     Number                                 Description
     ------                                 -----------

      4.1             1997 Stock Plan, effective as of January 8, 1997.

      5.1 Opinion of Lawson Lundell Lawson & McIntosh as to legality of securities.

      23.1            Consent of Lawson Lundell Lawson & McIntosh (included in
                      Exhibit 5.1)

      24.1            Power of Attorney (see Signature Page).

ITEM 9.  UNDERTAKINGS.

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on April 30, 1997.

                              PEGASUS GOLD INC.


                              By:  /s/ Werner G. Nennecker
                                   ------------------------
                                   Werner G. Nennecker
                                   President and Chief Executive Officer

                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes and appoints Werner G. Nennecker, Philip S. Baker and Robert A. Lonergan and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act, this Power of Attorney has been signed by the following persons in the capacities indicated, on April 30, 1997.

     SIGNATURE                          TITLE


/s/ Werner G. Nennecker            President and Chief Executive Officer
------------------------
Werner G. Nennecker                (Principal Executive Officer)




/s/ Philip S. Baker                Vice President and Chief Financial Officer
--------------------
Philip S. Baker                    (Principal Financial and Accounting Officer)




/s/ Fred C. Schulte                Chairman of the Board
-------------------
Fred C. Schulte




/s/ Peter M. D. Bradshaw           Director
------------------------
Peter M. D. Bradshaw

/s/ Lawrence I. Bell               Director
---------------------
Lawrence I. Bell




/s/ Douglas R. Cook                Director
-------------------
Douglas R. Cook




/s/ Michael A. Grandin             Director
----------------------
Michael A. Grandin




/s/ Peter R. Kutney                Director
-------------------
Peter R. Kutney




/s/ Lindsay D. Norman              Director
---------------------
Lindsay D. Norman




/s/ Anthony J. Petrina             Director
-----------------------
Anthony J. Petrina